UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 27, 2012
Date of Report (Date of earliest event reported)

DESTINY MEDIA TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-28259	84-1516745
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

750 – 650 West Georgia Street
Vancouver, British Columbia, Canada	V6B 4N7
(Address of principal executive offices)	(Zip Code)

(604) 609-7736
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 3 – SECURITES AND TRADING MARKETS

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES.

On February 27, 2012, Destiny Media Technologies Inc. (the “Company”) issued 1,401,330 shares of the Company’s common stock on exercise of share purchase warrants that were issued in its 2007 private placement and under the terms on certain consulting agreements. Of the share purchase warrants exercised, the Company received cash proceeds of $278,750 for the exercise of 557,500 share purchase warrants and the remaining share purchase warrants were exercised on a cashless basis.

Of the 1,401,330 shares issued, the Company issued:

(a)

1,229,282 shares of the Company’s common stock pursuant to the provisions of Rule 506 of Regulation D of the United States Securities Act of 1933, as amended (the “Act”). Each warrant holder represented that they were an accredited investor as defined under Regulation D of the Act.

(b)

172,048 shares of the Company’s common stock pursuant to the provisions of Regulation S of the Act. The Company did not engage in a distribution of this offering in the United States. Each warrant holder represented that they were not “US persons” as defined in Regulation S of the Act and that they were not acquiring the shares for the account or benefit of a US person.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESTINY MEDIA TECHNOLOGIES INC.

Date: February 28, 2012
By: /s/ Steven E. Vestergaard

STEVEN E. VESTERGAARD
Chief Executive Officer and President